EXHIBIT 99.1

Nanophase Reports Strong Fourth Quarter 2012 Third Consecutive Year of Revenue Growth

ROMEOVILLE, Ill., Feb. 27, 2013 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported revenue of $2.7 million for the fourth quarter and revenue of $10.0 million for the fiscal year ended December 31, 2012.

Nanophase CEO and President Jess Jankowski commented, "We measure ourselves on what we have accomplished – what we have put in the bank – and we have seen three consecutive years of revenue growth, a significantly improved bottom line, and stronger cash flow. We also measure ourselves by what we have put in place for the future, and I see new products in the market and significant projects in our pipeline, any of which have the potential to move Nanophase to an entirely different level of performance."

Fourth Quarter 2012 Financial Highlights

  Revenue for the fourth quarter was $2.7 million, compared to revenue of $1.7 million for the comparable 2011 quarter, a 61 percent increase. Gross margin was 25% for the fourth quarter 2012, vs. 4% during the fourth quarter 2011.

  The net loss for the quarter was $0.6 million, or a loss of $0.02 per share, compared to a net loss of $1.3 million, or $0.06 per share, for the comparable 2011 quarter.

  The Company finished 2012 with approximately $4.2 million in cash and cash equivalents on the balance sheet; the company has no debt.

Fiscal year ended December 31, 2012 Financial Highlights

  Revenue for fiscal year 2012 was $10.0 million, compared to $9.7 million for 2011. Gross margin improved to 26%, from 24%, for fiscal year 2012 vs. 2011, respectively.

  The net loss for the fiscal year ended December 31, 2012 was $2.4 million, or a loss of $0.10 per share, compared to a net loss of $3.4 million, or $0.16 per share, for 2011.

"During the past few years," continued Jankowski, "our bottom line has improved from a loss of $6.4 million in 2008 to $4.9 million in 2009, $4.1 million in 2010, $3.4 million in 2011, and now $2.4 million in 2012. We have accomplished this while expanding in our core areas, setting up new and potentially significant revenue opportunities. We are also focused on enhancing our offerings going forward, into new markets that we expect will provide additional returns as they mature. I like where our company stands and look forward to sharing our progress during 2013."

Fourth Quarter and Fiscal Year End 2012 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's CEO and President, is scheduled for February 28, 2013, at 10:00 a.m. CST, 11:00 a.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 98620501. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events, to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2012. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31,	December 31,
ASSETS	2012	2011

Current assets:
Cash and cash equivalents	$ 4,124,234	$ 2,693,623
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on December 31, 2012 and December 31, 2011, respectively	1,031,405	878,600
Other receivable	27,167	13,712
Inventories, net	1,138,482	1,338,210
Prepaid expenses and other current assets	240,870	391,466
Total current assets	6,592,158	5,345,611

Equipment and leasehold improvements, net	3,027,671	3,713,082
Other assets, net	29,829	32,318
	$ 9,649,658	$ 9,091,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 34,526	$ --
Accounts payable	680,452	319,706
Accrued expenses	484,460	383,425
Accrued discount liabilities	--	116,103
Total current liabilities	1,199,438	819,234

Long-term portion of capital lease obligations	62,755	--
Long-term deferred rent	636,628	647,404
Asset retirement obligation	153,967	148,515
	853,350	795,919
Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,458,162 and 21,208,162 shares issued and outstanding on December 31, 2012 and December 31, 2011, respectively	284,582	212,082
Additional paid-in capital	95,512,065	93,070,979
Accumulated deficit	(88,199,777)	(85,807,203)
Total stockholders' equity	7,596,870	7,475,858
	$ 9,649,658	$9,091,011

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended
	December 31,
	2012	2011
Revenue:
Product revenue, net	$ 9,725,064	$ 9,321,042
Other revenue	311,641	329,745
Total revenue	10,036,705	9,650,787

Operating expense:
Cost of revenue	7,395,332	7,322,247
Gross profit	2,641,373	2,328,540

Research and development expense	1,626,669	1,737,201
Selling, general and administrative expense	3,403,163	3,954,750
Loss from operations	(2,388,459)	(3,363,411)
Interest income	57	3,928
Interest expense	(7,119)	(4,012)
Other, net	2,947	(42)
Loss before provision for income taxes	(2,392,574)	(3,363,537)
Provision for income taxes	--	--
Net loss	$ (2,392,574)	$ (3,363,537)

Net loss per share- basic and diluted	$ (0.10)	$ (0.16)

Weighted average number of common shares outstanding	24,476,605	21,206,036

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Years ended
	December 31,
	2012	2011
Revenue:
Product revenue, net	$ 9,725,064	$ 9,321,042
Other revenue	311,641	329,745
Total revenue	10,036,705	9,650,787

Operating expense:
Cost of revenue detail:
Depreciation	764,600	885,512
Non-Cash equity compensation	31,680	40,498
Other costs of revenue	6,599,052	6,396,237
Cost of revenue	7,395,332	7,322,247
Gross profit	2,641,373	2,328,540

Research and development expense detail:
Depreciation	137,127	143,904
Non-Cash equity compensation	82,771	92,391
Other research and development expense	1,406,771	1,500,906
Research and development expense	1,626,669	1,737,201

Selling, general and administrative expense detail:
Depreciation and amortization	80,437	89,692
Non-Cash equity compensation	176,579	188,980
Other selling, general and administrative expense	3,146,147	3,676,078
Selling, general and administrative expense	3,403,163	3,954,750

Loss from operations	(2,388,459)	(3,363,411)
Interest income	57	3,928
Interest expense	(7,119)	(4,012)
Other, net	2,947	(42)
Loss before provision for income taxes	(2,392,574)	(3,363,537)
Provision for income taxes	--	--
Net loss	$ (2,392,574)	$ (3,363,537)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	7,062	84
Addback Depreciation/Amortization	982,164	1,119,108
Addback Non-Cash Equity Compensation	291,030	321,869

Adjusted EBITDA	$ (1,112,318)	$ (1,922,476)

CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708